As filed with the Securities and Exchange Commission on June 20, 2023

Registration No. 333-254577

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INMUNE BIO INC.

(Exact name of registrant as specified in its charter)

Nevada	47-5205835
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	identification No.)

225 NE Mizner Blvd., Suite 640, Boca Raton, FL 33432

 (Address of principal executive offices) (Zip Code)

INmune Bio Inc. 2017 Stock Incentive Plan

INmune Bio Inc. 2019 Stock Incentive Plan

(Full title of the plans)

David Moss

Chief Financial Officer

INmune Bio Inc.

225 NE Mizner Blvd., Suite 640

Boca Raton, FL 33432

(Name and address of agent for service)

(858) 964-3720

(Telephone number, including area code, of agent for service)

Copies to:

Marc Ross, Esq.

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 31st Floor

New York, New York 10036

Phone: 212- 930-9700

Fax: 212-930-9725

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY STATEMENT

This Post-Effective Amendment to Registration Statements on Form S-8 constitutes Post-Effective Amendment No. 1 to Registration Statement on Form S-8, Registration No. 333-254577, filed March 22, 2021.

This Post-Effective Amendment is being filed for the purpose of updating certain information relating to the Company and to update the reoffer relating to the resale of control securities acquired or to be acquired by the selling shareholders named herein. The selling shareholders have acquired or will acquire the securities pursuant to our INmune Bio Inc. 2019 and 2017 Stock Incentive Plans. The reoffer prospectus contained herein is intended to be a combined prospectus under Rule 429 of the Securities Act of 1933, as amended (the “Securities Act”), has been prepared in accordance with the requirements of Part I of Form S-3 and, pursuant to General Instruction C of Form S-8 and may be used for reoffers or resales of the common shares that have been or will be acquired by the selling shareholders.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Registration Statement relates to two separate prospectuses.

Section 10(a) Prospectus: Items 1 and 2, from this page, and the documents incorporated by reference pursuant to Part II, Item 3 of this prospectus, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”).

Reoffer Prospectus: The material that follows Item 2, up to but not including Part II of this Registration Statement, of which the reoffer prospectus is a part, constitutes a “reoffer prospectus,” prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act. Pursuant to Instruction C of Form S-8, the reoffer prospectus may be used for reoffers or resales of shares of common stock which are deemed to be “control securities” or “restricted securities” under the Securities Act that have been acquired by the selling stockholders named in the reoffer prospectus.

Item 1. Plan Information.

INmune Bio Inc. will provide each participant (the “Recipient”) with documents that contain information related to the INmune Bio Inc. 2017 Equity Incentive Plan (the “2017 Plan”) and the INmune Bio Inc. 2019 Equity Incentive Plan (the “2019 Plan”), and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not filed as a part of this Registration Statement on Form S-8. The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each Recipient who receives shares of common stock covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

We will provide to each Recipient a written statement advising it of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral notice by contacting:

INmune Bio Inc.

225 NE Mizner Blvd., Suite 640

Boca Raton, FL 33432

Attention: Corporate Secretary

Telephone: (858) 964-3720

Information required by Part I to be contained in Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, and Note to Part I of Form S-8.

REOFFER PROSPECTUS

INmune Bio Inc.

3,688,000 Shares of Common Stock

Issued or issuable under certain awards granted under the Plans

This reoffer prospectus relates to the sale of 3,688,000 shares of our common stock that may be offered and resold from time to time by the selling stockholders identified in this prospectus for their own account. Such shares have been or may be acquired in connection with awards granted under the INmune Bio Inc. 2017 Equity Incentive Plan (the “2017 Plan”) and the INmune Bio Inc. 2019 Equity Inventive Plan (the “2019 Plan,” and collectively with the 2017 Plan, the “Plans”). It is anticipated that the selling stockholders will offer shares for sale at prevailing prices on the NASDAQ Capital Market on the date of sale. We will receive no part of the proceeds from sales made under this reoffer prospectus. The selling stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling stockholders will be borne by us.

This reoffer prospectus has been prepared for the purposes of registering the shares under the Securities Act of 1933, as amended (the “Securities Act”) to allow for future sales by selling stockholders on a continuous or delayed basis to the public without restriction.

The selling stockholders and any brokers executing selling orders on their behalf may be deemed to be “underwriters” within the meaning of the Securities Act, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act.

Our common stock is quoted on the NASDAQ Capital Market under the symbol “INMB.” The last reported sale price of our common stock on the NASDAQ Capital Market on May 31, 2023, was $7.58 per share.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement, the accompanying prospectus and our filings with the Securities and Exchange Commission.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 20, 2023.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including the section entitled “Risk Factors” before deciding to invest in our common stock. In this prospectus, the “Company,” “we,” “us” and “our” refer to INmune Bio Inc. and its subsidiaries.

Company Overview

Our objective is to develop and commercialize our product candidates to treat diseases where the innate immune system is not functioning normally and contributing to the patient’s disease. This can be in cancer where Natural Killer (“NK”) cells are inactive and contribute to a tumor’s evasion of the immune system and/or disease progression while expression of MUC4 and immunosuppressive cells of the tumor microenvironment proliferate to protect the tumor from attack by the patient’s immune system or this can be other diseases such as neurologic and metabolic diseases where chronic inflammation results in innate immune system dysfunction. Our initial focus will be the treatment of cancer, treatment of Alzheimer’s Disease (“AD”), and the treatment of Treatment Resistant Depression (“TRD”). In cancer, we plan to pursue two parallel development programs: (1) with INKmune we will initially focus on treating men with castration resistant prostate cancer and patients with high-risk myelodysplastic syndrome (high risk MDS); (2) with INB03, we will treat patients with cancers that express MUC4, a mucinous polyglucan on the surface of some epithelial cancer cells, that appears to predict resistance to immunotherapy including women with MUC4 expressing HER2+ breast cancer. With our XPro1595 (“XPro”) platform, we are developing therapeutics for Alzheimer’s Disease and TRD. XPro for AD has completed Phase I trials and is currently enrolling patients in a Phase II trial. XPro for TRD is being prepared for Phase II trials. During 2021, we closed our Phase II clinical trial for treatment of pulmonary complications due to COVID-19 infection as the Company determined it was a high-risk, low reward program due to the development of vaccinations and therapies which were not available when we started the clinical trial. The principal components of our strategy to achieve this objective are to:

●	pursue development strategies and regulatory approval pathways that allow the treatment of oncology patients with our lead product candidates, INKmune and INB03;

●	pursue development strategies and regulatory approval pathways that allow the treatment of neurodegenerative diseases in patients with our lead product candidates, XPro;

●	adopt a product development strategy that solidifies our existing intellectual property (“IP”) to prevent competition and expand our IP suite into related immunotherapeutic areas;

●	provide clear value propositions to third-party payers, such as managed care companies or government programs like Medicare, to merit reimbursement for our product candidates; and

●	Collaborate with other pharmaceutical companies with respect to, among other things, our INKmune and XPro platforms and other products that will benefit from development or marketing beyond our current resources.

Pursue development and regulatory approval pathways. We believe INKmune, INB03 and XPro may be approvable under pathways that are potentially shorter than those typically available for drug products based on novel active ingredients, including as an orphan drug under the Orphan Drug Act and approval under the Food and Drug Administration (the “FDA”) Accelerated Approval Program (see “Government Regulation”). We have not yet had a discussion with the Medicines and Healthcare Products Regulatory Agency (“MHRA”) and/or FDA regarding such designation, but plan to do so in the future. We believe the INKmune MDS cancer program may qualify for orphan status. We believe that it would take a minimum of six months to receive Orphan Drug status once we submit an application and a minimum of 12 months to receive a designation once we submit an application. We might never have these discussions, submit applications under the Orphan Drug Act as the FDA Accelerated Approval Program or have these applications approved if we do.

Adopt a two-pronged patent strategy. We are pursuing a two-pronged product development strategy that will seek to solidify our existing IP to prevent competition and expand our IP suite into related therapeutic areas. We are confident that our core in-licensed IP (see “Intellectual Property”) will allow us both freedom-to-operate and provide robust protection from outside competition. We will continue to invest in expanding our patent suite. We will also seek to further to strengthen our IP position by looking to in-license IP related to our focus on the innate immune system.

Provide clear value propositions to third-party payors to merit reimbursement for our product candidates. We are designing our clinical development programs to demonstrate compelling, competitive advantages to patients and prescribers, and to demonstrate value propositions to third-party payors. We believe the use of INKmune and/or INB03 in patients with a high risk of tumor progression and death from tumor should prolong survival, improve the patient’s quality of life and decrease the total cost of care for patients with these lethal malignancies. At the patient level, we believe INKmune and INB03 therapy, once approved, should improve survival and quality of life. At the payor level, we believe INKmune, once approved, should provide more predictable costs and outcomes. Therapies for Alzheimer’s disease are needed for medical, social and economic reasons. The cost of Alzheimer’s disease to the government is large and growing. The cost to families and care givers is real and burdensome. We believe treatment of patients with dementia, including Alzheimer’s disease, may provide a strategy to alter the costly dynamic of this disease in society today.

Collaborate to maximize the value of our technology. We believe there are two reasons for us to enter collaborations with other companies. The first is the further development of INKmune, INB03 and XPro by either providing additional innovations to the product, including combination therapy strategies, and/or providing resources to improve the speed and breadth of the development process. The second is to optimize the commercialization of our products either globally or regionally. The ideal partner will benefit us in both ways.

We continue to look for ways to utilize our unique capabilities to optimize clinical application of cell therapies. We believe that we have identified a way to manufacture human mesenchymal stem cells for the medical research and biotech community that offers large volumes of high-quality, low passage human umbilical cord mesenchymal stem cells with minimal batch-to-batch variability. We believe this may solve the problem associated with supplying an adequate supply of human mesenchymal stem cells for clinical applications. We have established a reliable supply of human umbilical cords based on our agreement with the Anthony Nolan Cord Blood Bank in the United Kingdom. We have developed a validated manufacturing process that reliably produces contract manufacturer of the clinical grade (“cGMP”) quality mesenchymal stem cells that we call CORDstrom. The manufacturing process can be performed at a contract manufacturing site under the direction of Mark Lowdell, the Company’s Chief Scientific Officer (CSO). . We will seek academic laboratories and biopharma companies who need a reliable source of high quality pooled human umbilical cord mesenchymal stem cells for research of and development of clinical products. Once identified, we plan to act as a cGMP for the development of therapeutic products by utilizing contract manufacturers. Because the production of the product is not continuous, we do not expect to engage a contract manufacturer until we have a customer identified. To date, we are supporting two academic clinical trials with CORDstrom. One program is a Phase 2 trial sponsored by the Great Ormond Street Children’s Hospital in the UK treating children with erythematous bullousa, a disfiguring skin disease in children that is similar to a second degree burn and the second program is treatment of system lupus in adults. Both these studies are ongoing. INmune Bio is supplying the clinical product for treatment of these patients. The Company does not know the results of these trials until they are announced by the principal investigators at the clinical sites. We have identified contract manufacturers in the UK that have the capability to produce cGMP stem cells. We expect the commercial arrangement with academic laboratories or biopharma companies to be a combination of fee-for-service and licensing that does not require additional investment by us. We will be opportunistic in pursuing therapeutic opportunities for our own portfolio with this platform in the future if resources become available. The regulatory path for therapeutic applications of the mesenchymal stem cell products is well established and similar to the regulatory approval process for other cell therapies. We will only be responsible for regulatory compliance related to manufacturing of the mesenchymal stem cells when the product is being developed by a third party. When developing a therapeutic product for the Company’s commercial portfolio, the Company will be responsible for all aspects of the regulatory process.

As previously announced by the Company in a press release dated on May 23, 2022, the FDA placed a full clinical hold on XPro, requesting additional information around the Company’s chemistry manufacturing and controls for the treatment. The Company is working with the regulatory body to have the current hold removed as soon as possible, but it is not yet clear when the hold will be lifted. If the FDA does not lift the clinical hold in a timely manner, or at all, our long-term development timeline for XPro and our business, financial condition or results of operations, may be adversely affected. The trial for XPro in Alzheimer’s disease is currently open in Australia and Canada.

Corporate Information

We were incorporated under the laws of the State of Nevada on September 25, 2015. Our principal executive office is located at 225 NE Mizner Blvd, Suite 640, Boca Raton FL 33432 and our telephone number is (858) 964-3720.

About This Offering

This offering relates to the resale by the selling stockholders of up to 3,688,000 shares of common stock issued or issuable upon exercise of options issued pursuant to grants made pursuant to our 2017 and 2019 Plans.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC.

You should carefully consider the factors discussed in Part I, Item 1A. “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2022. There have been no material changes from those risk factors. The risks discussed in our 2022 annual report and described below could materially affect our business, financial condition and future results.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents and information incorporated by reference in this prospectus contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained in this prospect and the documents and information incorporated by reference in this prospectus that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate” or “continue” or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within our control. These factors include but are not limited to economic conditions generally and in the industries in which we may participate; competition within our chosen industry, including competition from much larger competitors; technological advances and failure to successfully develop business relationships.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of common stock offered by the selling stockholders.

SELLING STOCKHOLDERS

This offering relates to the resale by the selling stockholders who have received or acquired, or may hereafter receive or acquire, the shares pursuant to the Plans. The selling stockholders may resell all, a portion, or none of the shares of common stock from time to time.

The following table sets forth, based on information provided to us by the selling stockholders or known to us, the name of each selling stockholder, the nature of any position, office or other material relationship, if any, which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our common stock beneficially owned by the selling stockholder before this offering. Except as otherwise indicated, the selling stockholders are past or present employees or consultants of the Company. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer. Percentage of ownership is based on 17,945,995 shares of common stock outstanding on June 5, 2023.

We have assumed all shares of common stock reflected on the table will be sold from time to time in the offering covered by this prospectus. Because the selling stockholders may offer all or any portion of the shares of common stock listed in the table below, no estimate can be given as to the amount of those shares of common stock covered by this prospectus that will actually be held by the selling stockholders upon the termination of the offering. Selling stockholders may choose not to sell any of the shares of common stock registered herein.

		Number of Shares Beneficially Owned Prior to Offering (1)		Number of Shares Being		Number of Shares Beneficially Owned After Offering
Selling Stockholder	Position	Number	Percent (%)	Offered		Number	Percent (%)
Raymond J. Tesi	President, CEO and Director	2,322,364	12.4%	707,085	(2)	1,615,279	9.0%
David Moss	CFO, Treasurer and Secretary	2,056,817	11.0%	712,085	(3)	1,344,732	7.5%
Mark Lowdell	CSO	2,122,605	11.4%	580,000	(4)	1,542,605	8.6%
Christopher Barnum	Head of Neuroscience	293,333	1.6%	200,000	(5)	93,333	*
Josh Schoonover	Assoc. General Counsel	281,266	1.5%	170,000	(6)	111,266	*
Cory Ellspermann	Controller and VP of Finance	115,917	*	67,917	(7)	48,000	*
Scott Juda	Director	287,550	1.6%	229,312	(8)	58,238	*
Timothy Schroeder	Director	349,737	1.9%	229,312	(9)	120,425	*
J. Kelly Ganjei	Director	275,343	1.5%	229,312	(10)	46,031	*
Edgardo Baracchini	Director	149,550	*	121,312	(11)	28,238	*
Marcia Allen	Director	149,550	*	121,312	(12)	28,238	*
Total		8,404,032		3,367,647		5,036,385

*	Less than 1%

(1) The securities “beneficially owned” by a person are determined in accordance with the definition of “beneficial ownership” set forth in the rules and regulations promulgated under the Exchange Act, and accordingly, may include securities owned by and for, among others, the spouse and/or minor children of an individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which such person has the right to acquire within 60 days of June 5, 2023 pursuant to the exercise of options, or otherwise. Beneficial ownership may be disclaimed as to certain of the securities.

(2) Includes: (a) vested options to purchase 400,000 shares of common stock exercisable by Mr. Tesi at an exercise price of $7.80 per share pursuant to the 2017 Plan; (b) vested options to purchase 270,000 shares of common stock exercisable by Mr. Tesi at an exercise price of $3.91 per share pursuant to the 2019 Plan; (c) options to purchase 59,337 shares of common stock exercisable by Mr. Tesi at an exercise price of $24.82 per share pursuant to the 2019 Plan, of which options to purchase 37,085 shares are vested.

(3) Includes: (a) vested options to purchase 400,000 shares of common stock exercisable by Mr. Moss at an exercise price of $7.80 per share pursuant to the 2017 Plan; (b) vested options to purchase 275,000 shares of common stock exercisable by Mr. Moss at an exercise price of $3.91 per share pursuant to the 2019 Plan; (c) options to purchase 59,337 shares of common stock exercisable by Mr. Moss at an exercise price of $24.82 per share pursuant to the 2017 Plan, of which options to purchase 37,085 shares are vested.

(4) Includes: (a) vested options to purchase 400,000 shares of common stock exercisable by Mr. Lowdell at an exercise price of $7.80 per share pursuant to the 2017 Plan; and (b) vested options to purchase 180,000 shares of common stock exercisable by Mr. Lowdell at an exercise price of $3.91 per share pursuant to the 2019 Plan.

(5) Includes vested options to purchase 200,000 shares of common stock exercisable by Mr. Barnum at an exercise price of $3.91 per share pursuant to the 2019 Plan.

(6) Includes vested options to purchase 170,000 shares of common stock exercisable by Mr. Schoonover at an exercise price of $3.91 per share pursuant to the 2019 Plan.

(7) Includes options to purchase 75,000 shares of common stock exercisable by Mr. Ellspermann at an exercise price of $3.91 per share pursuant to the 2019 Plan, of which 67,917 are vested.

(8) Includes (a) vested options to purchase 108,000 shares of common stock exercisable by Mr. Juda at an exercise price of $7.80 per share pursuant to the 2017 Plan; (b) vested options to purchase 108,000 shares of common stock exercisable by Mr. Juda at an exercise price of $3.91 per share pursuant to the 2019 Plan; (c) options to purchase 15,975 shares of common stock exercisable by Mr. Juda at an exercise price of $24.82 per share pursuant to the 2019 Plan, of which options to purchase 13,312 shares are vested.

(9) Includes: (a) vested options to purchase 108,000 shares of common stock exercisable by Mr. Schroeder at an exercise price of $7.80 per share pursuant to the 2017 Plan; (b) vested options to purchase 108,000 shares of common stock exercisable by Mr. Schroeder at an exercise price of $3.91 per share pursuant to the 2019 Plan; (c) options to purchase 15,975 shares of common stock exercisable by Mr. Schroeder at an exercise price of $24.82 per share pursuant to the 2019 Plan, of which options to purchase 13,312 shares are vested.

(10) Includes: (a) vested options to purchase 108,000 shares of common stock exercisable by Mr. Ganjei at an exercise price of $7.80 per share pursuant to the 2017 Plan; (b) vested options to purchase 108,000 shares of common stock exercisable by Mr. Ganjei at an exercise price of $3.91 per share pursuant to the 2019 Plan; (c) options to purchase 15,975 shares of common stock exercisable by Mr. Ganjei at an exercise price of $24.82 per share pursuant to the 2019 Plan, of which options to purchase 13,312 shares are vested.

(11) Includes: (a) vested options to purchase 108,000 shares of common stock exercisable by Mr. Baracchini at an exercise price of $3.91 per share pursuant to the 2019 Plan; (b) options to purchase 15,975 shares of common stock exercisable by Mr. Baracchini at an exercise price of $24.82 per share pursuant to the 2019 Plan, of which options to purchase 13,312 shares are vested.

(12) Includes: (a) vested options to purchase 108,000 shares of common stock exercisable by Mrs. Allen at an exercise price of $3.91 per share pursuant to the 2019 Plan; (b) options to purchase 15,975 shares of common stock exercisable by Mrs. Allen at an exercise price of $24.82 per share pursuant to the 2019 Plan, of which options to purchase 13,312 shares are vested.

On February 16, 2023, Mrs. Allen was issued stock options to purchase 8,663 shares of common stock at an exercise price of $9.74 pursuant to the 2017 Plan of which 1/3 will vest twelve months from the grant date and the remainder will vest ratably over two years. On February 16, 2023, Mrs. Allen was issued stock options to purchase 7,313 shares of common stock at an exercise price of $9.74 pursuant to the 2019 Plan of which 1/3 will vest twelve months from the grant date and the remainder will vest ratably over two years.

PLAN OF DISTRIBUTION

Timing of Sales

The selling stockholders may offer and sell the shares covered by this prospectus at various times. The selling stockholders will act independently of our company in making decisions with respect to the timing, manner and size of each sale.

To our knowledge, no selling stockholder has any agreement or understanding, directly or indirectly, with any person to resell the shares of common stock covered by this prospectus.

Offering Price

The sales price offered by the selling stockholders to the public may be:

1.	the market price prevailing at the time of sale;

2.	a price related to such prevailing market price; or

3.	such other price as the selling stockholders determine from time to time.

Manner of Sale

The shares of common stock may be sold by means of one or more of the following methods:

1.	a block trade in which the broker-dealer so engaged will attempt to sell the shares of common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

2.	purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

3.	ordinary brokerage transactions in which the broker solicits purchasers;

4.	through options, swaps or derivatives;

5.	in transactions to cover short sales;

6.	privately negotiated transactions; or

7.	in a combination of any of the above methods.

The selling stockholders may sell their shares of common stock directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares of common stock. Brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling stockholders, or, if any such broker-dealer acts as agent for the purchaser of shares of common stock, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved.

Broker-dealers may agree with a selling stockholder to sell a specified number of shares of common stock at a stipulated price per common share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder.

Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, on the NASDAQ Capital Market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the shares of common stock, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If the selling stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker-dealers acting as underwriters.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Regulation M

The selling stockholders must comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in the offer and sale of the common stock. In particular we will advise the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of common stock in the market and to the activities of the selling stockholders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.

Accordingly, during such times as a selling stockholder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the selling stockholder must comply with applicable law and, among other things:

1.	may not engage in any stabilization activities in connection with our common stock;

2.	may not cover short sales by purchasing shares while the distribution is taking place; and

3.	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

State Securities Laws

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

LEGAL MATTERS

The validity of the common stock has been passed upon by Sichenzia Ross Ference LLP, New York, New York.

EXPERTS

The consolidated financial statements of INmune Bio Inc. as of and for the years ended December 31, 2022 and 2021 appearing in INmune Bio Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022, have been audited by Marcum LLP, as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS by Reference

The Securities and Exchange Commission, or SEC, allows us to incorporate by reference certain of our publicly filed documents into this prospectus, which means that such information is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the selling stockholders have sold all of the shares offered hereby or such shares have been deregistered.

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 2, 2023;

●	our Quarterly Report on Form 10-Q for the period ended March 31, 2023, filed with the SEC on May 3, 2023;

●	our Current Reports on Form 8-K or Form 8-K/A filed with the SEC on January 25, 2023, February 10, 2023, February 22, 2023, February 22, 2023, March 15, 2023, April 3, 2023, April 11, 2023, April 20, 2023, April 24, 2023, May 8, 2023, May 12, 2023, and June 1, 2023.

●	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 21, 2023; and

●	the description of our common stock, which is contained in the registration statement on Form 8-A filed with the SEC on February 1, 2019 (File No. 001-38793), including any amendments or reports filed for the purpose of updating that description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement.

Disclosure Of Commission Position On Indemnification

For Securities Act Liabilities

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Our Articles of Incorporation provides that every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorney’s fees, judgements, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any matter desired by such person. The expenses of the officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Company. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, offices or controlling persons of ours, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Additional Information Available to You

This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 100 F Street N.E. Washington, D.C. 20549, You can obtain copies from the public reference room of the SEC at 100 F Street N.E. Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC’s World Wide Web site at http://www.sec.gov. No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 2, 2023;

●	our Quarterly Report on Form 10-Q for the period ended March 31, 2023, filed with the SEC on May 3, 2023;

●	our Current Reports on Form 8-K or Form 8-K/A filed with the SEC on January 25, 2023, February 10, 2023, February 22, 2023, February 22, 2023, March 15, 2023, April 3, 2023, April 11, 2023, April 20, 2023, April 24, 2023, May 8, 2023, May 12, 2023, and June 1, 2023.

●	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 21, 2023; and

●	the description of our common stock, which is contained in the registration statement on Form 8-A filed with the SEC on February 1, 2019 (File No. 001-38793), including any amendments or reports filed for the purpose of updating that description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Our Articles of Incorporation provides that every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorney’s fees, judgements, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any matter desired by such person. The expenses of the officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Company. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, offices or controlling persons of ours, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
5.1	Opinion of Sichenzia Ross Ference LLP*
23.1	Consent of Marcum LLP*
23.2	Consent of Sichenzia Ross Ference LLP (included in Exhibit 5.1)*
24.1	Power of Attorney (included on the signature page)
99.1	INmune Bio Inc. 2017 Stock Incentive Plan (incorporated by reference to the Form S-8 filed with the SEC on March 3, 2022).
99.2	INmune Bio Inc. 2019 Stock Incentive Plan (incorporated by reference to the Form S-8 filed with the SEC on March 3, 2022).
107	Filing Fee Table**

*	Filed herewith
**	Previously Filed

Item 9. Undertakings.

(a)	The Company hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (A) paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S–8 (§239.16b of Regulation S-K), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to section 13 or section 15(d) of the Exchange Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the Registration Statement; and (B) paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the Registration Statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement; provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),  (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on June 20, 2023.

INmune Bio Inc.

/s/ Raymond J. Tesi, M. D.
Raymond J. Tesi, M. D.
Chief Executive Officer
(Principal Executive Officer)

/s/ David J. Moss
David J. Moss
Chief Financial Officer
(Principal Financial and Accounting Officer)

Each person whose signature appears below constitutes and appoints Raymond J. Tesi and David J. Moss, and each of them severally, as his true and lawful attorney in fact and agent, with full powers of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Raymond J. Tesi, M.D.	June 20, 2023
Raymond J. Tesi, M.D.
Chief Executive Officer and Director (principal executive officer)

/s/ David J. Moss	June 20, 2023
David J. Moss
Chief Financial Officer (principal financial and accounting officer)

/s/ Timothy Schroeder	June 20, 2023
Timothy Schroeder
Director

/s/ J. Kelly Ganjei	June 20, 2023
J. Kelly Ganjei
Director

/s/ Scott Juda, JD	June 20, 2023
Scott Juda, JD
Director

/s/ Edgardo Baracchini	June 20, 2023
Edgardo Baracchini
Director

/s/ Marcia Allen	June 20, 2023
Marcia Allen
Director